EXHIBIT 99.1

RR Donnelley Reports First-Quarter 2015 Results

CHICAGO, May 7, 2015 (GLOBE NEWSWIRE) -- R.R. Donnelley & Sons Company (Nasdaq:RRD) today reported financial results for the first quarter of 2015:

Highlights:

  First-quarter net sales of $2.7 billion grew 2.7% from the first quarter of 2014; organic net sales grew 0.1% from the first quarter of 2014
  First-quarter GAAP net earnings attributable to common shareholders of $22.3 million, or $0.11 per diluted share, compared to GAAP net loss attributable to common shareholders in the first quarter of 2014 of $29.0 million, or $0.15 per diluted share
  First-quarter non-GAAP net earnings attributable to common shareholders of $51.9 million, or $0.26 per diluted share, compared to non-GAAP net earnings attributable to common shareholders in the first quarter of 2014 of $59.7 million, or $0.31 per diluted share
  Company reiterates full-year 2015 guidance and commitment to continue to migrate toward its targeted gross leverage range of 2.25x to 2.75x on a long-term sustainable basis

"Organic revenue in the quarter was flat to the first quarter of last year, but importantly, we saw improvement in this trend as the quarter progressed," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "This performance, in combination with the success we are having with each of our four go-to-market strategies, keeps us on track to deliver full-year results in line with our previous guidance, which we reiterate today."

Net Sales

Net sales in the quarter were $2.7 billion, up $72.3 million, or 2.7%, from the first quarter of 2014, largely due to the acquisitions of Consolidated Graphics and the North American operations of Esselte. After adjusting for the impact of acquisitions, changes in foreign exchange rates, dispositions and changes in pass-through paper, organic sales increased 0.1% from the first quarter of 2014, as increases in the Strategic Services and Variable Print segments were partially offset by declines in the Publishing and Retail Services and International segments.

GAAP Earnings

First-quarter 2015 net earnings attributable to common shareholders was $22.3 million, or $0.11 per diluted share, compared to net loss attributable to common shareholders of $29.0 million, or $0.15 per diluted share, in the first quarter of 2014. The first-quarter 2015 diluted share count increased by 9.0 million shares from the first quarter of 2014, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. The first-quarter net earnings attributable to common shareholders included pre-tax charges of $60.2 million and $148.1 million in 2015 and 2014, respectively, all of which are excluded from the presentation of non-GAAP net earnings attributable to common shareholders. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

First-quarter 2015 non-GAAP adjusted EBITDA was $259.3 million, or 9.4% of net sales, compared to non-GAAP adjusted EBITDA of $276.5 million, or 10.3% of net sales, in the first quarter of 2014. The decrease in non-GAAP adjusted EBITDA was primarily due to price pressure in all four operating segments and volume declines in Publishing and Retail Services, both of which also negatively impacted margin.

Non-GAAP net earnings attributable to common shareholders totaled $51.9 million, or $0.26 per diluted share, in the first quarter of 2015 compared to $59.7 million, or $0.31 per diluted share, in the first quarter of 2014. The first-quarter 2015 diluted share count increased by 7.2 million shares from the first quarter of 2014, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. Reconciliations of net earnings attributable to common shareholders to non-GAAP adjusted EBITDA and non-GAAP net earnings attributable to common shareholders are presented in the attached schedules.

2015 Guidance

The Company reiterates the following full-year guidance for 2015, which excludes any impact of the previously announced pending acquisition of Courier Corporation:

Current Guidance
Net sales	$11.7 to $11.9 billion
Non-GAAP adjusted EBITDA margin	10.3% to 10.5%
Depreciation and amortization	$455 to $465 million
Interest expense	$265 to $275 million
Non-GAAP effective tax rate	33% to 34%
Diluted share count	Approximately 202 million
Capital expenditures	$225 to $250 million
Free cash flow(1)	$400 to $500 million
(1) Defined as operating cash flow less capital expenditures

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 7, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8850237#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The Company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley's innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley's Global Social Responsibility Report, visit the Company's web site at http://www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and its expectations relating to future financial condition and performance. These statements include all of the items under the column labeled "Current Guidance" in the table included under the "2015 Guidance" section. Statements that are not historical facts, including statements about RR Donnelley management's beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley's control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley's current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD's periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in RRD's Form 10-K for the fiscal year ended December 31, 2014, those discussed under "Cautionary Statement" in RRD's quarterly Form 10-Q filings, and other filings with the SEC and in other investor communications of RRD from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of March 31, 2015 and December 31, 2014
(UNAUDITED)
(in millions, except per share data)

	March 31, 2015	December 31, 2014
Assets

Cash and cash equivalents	$ 268.7	$ 527.9
Receivables, less allowances for doubtful accounts	1,981.6	2,033.8
Inventories	560.2	586.2
Prepaid expenses and other current assets	233.2	225.4
Total Current Assets	3,043.7	3,373.3
Property, plant and equipment - net	1,455.5	1,515.5
Goodwill	1,697.9	1,706.6
Other intangible assets - net	402.5	423.7
Deferred income taxes	227.2	234.1
Other noncurrent assets	378.5	386.1
Total Assets	$ 7,205.3	$ 7,639.3

Liabilities

Accounts payable	$ 1,100.1	$ 1,296.6
Accrued liabilities	727.5	867.3
Short-term and current portion of long-term debt	203.3	203.4
Total Current Liabilities	2,030.9	2,367.3
Long-term debt	3,431.0	3,429.1
Pension liabilities	589.4	616.1
Other postretirement benefits plan liabilities	204.7	210.8
Other noncurrent liabilities	390.7	395.6
Total Liabilities	6,646.7	7,018.9

Equity

Common stock, $1.25 par value	323.7	323.7
Authorized shares: 500.0
Issued shares: 259.0 in 2015 and 2014
Additional paid-in capital	3,011.0	3,041.5
Accumulated deficit	(588.8)	(559.1)
Accumulated other comprehensive loss	(794.2)	(773.6)
Treasury stock, at cost, 58.4 shares in 2015 (2014 - 59.2 shares)	(1,408.8)	(1,438.7)
Total RR Donnelley shareholders' equity	542.9	593.8
Noncontrolling interests	15.7	26.6
Total Equity	558.6	620.4
Total Liabilities and Equity	$ 7,205.3	$ 7,639.3

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended March 31,
	2 0 1 5 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 5 NON-GAAP	2 0 1 4 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 4 NON-GAAP
Total net sales	$ 2,746.1	$ --	$ 2,746.1	$ 2,673.8	$ --	$ 2,673.8

Total cost of sales (1)	2,166.4	--	2,166.4	2,100.6	(12.1)	2,088.5

Total gross profit (1)	579.7	--	579.7	573.2	12.1	585.3

Selling, general and administrative expenses (SG&A) (1)	330.9	(10.5)	320.4	316.5	(7.7)	308.8
Restructuring, impairment and other charges - net	19.8	(19.8)	--	45.2	(45.2)	--
Depreciation and amortization	113.4	--	113.4	115.5	--	115.5
Income from operations	115.6	30.3	145.9	96.0	65.0	161.0

Interest expense - net	69.0	--	69.0	71.0	--	71.0
Investment and other expense (income) - net	28.3	(29.9)	(1.6)	4.6	(6.0)	(1.4)
Loss on debt extinguishment	--	--	--	77.1	(77.1)	--

Earnings (loss) before income taxes	18.3	60.2	78.5	(56.7)	148.1	91.4

Income tax expense (benefit)	6.4	20.2	26.6	(23.5)	52.3	28.8

Net earnings (loss)	11.9	40.0	51.9	(33.2)	95.8	62.6

Less: Income (loss) attributable to noncontrolling interests	(10.4)	10.4	--	(4.2)	7.1	2.9

Net earnings (loss) attributable to RR Donnelley common shareholders	$ 22.3	$ 29.6	$ 51.9	$ (29.0)	$ 88.7	$ 59.7

Net earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings (loss) per share	$ 0.11		$ 0.26	$ (0.15)		$ 0.31
Diluted net earnings (loss) per share	$ 0.11		$ 0.26	$ (0.15)		$ 0.31
Weighted average common shares outstanding:
Basic	200.6		200.6	193.1		193.1
Diluted	202.1		202.1	193.1		194.9

Additional information:
Gross margin (1)	21.1%		21.1%	21.4%		21.9%
SG&A as a % of net sales (1)	12.0%		11.7%	11.8%		11.5%
Operating margin	4.2%		5.3%	3.6%		6.0%
Effective tax rate	35.0%		33.9%	41.4%		31.5%

(1) Exclusive of depreciation and amortization

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended March 31, 2015					For the Three Months Ended March 31, 2014
	SG&A	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Gross profit	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$ 330.9	$ 115.6	4.2%	$ 22.3	$ 0.11	$ 573.2	$ 316.5	$ 96.0	3.6%	$ (29.0)	$ (0.15)

Non-GAAP adjustments:
Restructuring charges - net (1)	--	17.8	0.7%	2.8	0.02	--	--	18.0	0.6%	13.3	0.07
Impairment charges - net (2)	--	0.7	--	0.1	0.00	--	--	6.7	0.3%	5.0	0.03
Other charges (3)	--	1.3	--	0.2	0.00	--	--	20.5	0.7%	15.2	0.08
Acquisition-related expenses (4)	(10.5)	10.5	0.4%	10.5	0.05	--	(7.7)	7.7	0.3%	6.2	0.03
Venezuela currency remeasurement (5)	--	--	--	16.0	0.08	--	--	--	--	7.8	0.04
Purchase accounting inventory adjustment (6)	--	--	--	--	--	12.1	--	12.1	0.5%	7.6	0.04
Loss on disposal of business (7)	--	--	--	--	--	--	--	--	--	0.4	0.00
Loss on debt extinguishment (8)	--	--	--	--	--	--	--	--	--	49.8	0.26
Gain on bargain purchase (9)	--	--	--	--	--	--	--	--	--	(16.6)	(0.09)
Total Non-GAAP adjustments	(10.5)	30.3	1.1%	29.6	0.15	12.1	(7.7)	65.0	2.4%	88.7	0.46
Non-GAAP measures	$ 320.4	$ 145.9	5.3%	$ 51.9	$ 0.26	$ 585.3	$ 308.8	$ 161.0	6.0%	$ 59.7	$ 0.31

(1) Restructuring charges - net: Operating results for the three months ended March 31, 2015 and 2014 were affected by the following pre-tax restructuring charges:

		2015	2014
Employee termination costs (a)		$ 14.2	$ 13.9
Other restructuring charges (b)		3.6	4.1
Total restructuring charges - net		$ 17.8	$ 18.0

(a) For the three months ended March 31, 2015, employee termination costs resulted from one facility closure in the International segment, one facility closure in the Variable Print segment and the reorganization of certain operations. For the three months ended March 31, 2014, employee termination costs resulted from the integration of Consolidated Graphics, including the closure of three facilities and one additional facility closure within the Variable Print segment, one facility closure in the Publishing and Retail Services segment and the reorganization of certain operations.
(b) Includes lease termination and other facility costs.

(2) Impairment charges - net: Operating results for the three months ended March 31, 2015 and 2014 were affected by other long-lived asset impairment charges.

(3) Other charges: Recognition of charges related to the Company's multi-employer pension plan withdrawal obligations.

(4) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(5) Venezuela currency remeasurement: Currency remeasurement in Venezuela and the related impact of the devaluation resulted in a pre-tax loss of $29.9 million ($26.3 million after-tax) for the three months ended March 31, 2015, of which $10.3 million was included in loss attributable to noncontrolling interests. For the three months ended March 31, 2014, currency remeasurement in Venezuela resulted in a pre-tax loss of $21.8 million ($14.9 million after-tax), of which $7.1 million was included in loss attributable to noncontrolling interests.

(6) Purchase accounting inventory adjustment: Included pre-tax charges of $12.1 million ($7.6 million after-tax) for the three months ended March 31, 2014 as a result of an inventory purchase accounting adjustment.

(7) Loss on disposal of business: Included a pre-tax loss on the disposal of Office Tiger Global Real Estate Service Inc. in the International segment of $0.8 million ($0.4 million after-tax) for the three months ended March 31, 2014.

(8) Loss on debt extinguishment: Included a pre-tax loss of $77.1 million ($49.8 million after-tax) for the three months ended March 31, 2014, related to the premiums paid, unamortized debt issuance costs and other expenses due to the repurchase of $211.0 million of the 8.25% senior notes due March 15, 2019, $100.0 million of the 7.25% senior notes due May 15, 2018 and $50.0 million of the 7.625% senior notes due June 15, 2020.

(9) Gain on bargain purchase: Acquisition of Esselte resulted in a pre-tax gain of $16.6 million ($16.6 million after-tax) for the three months ended March 31, 2014.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions)

	Publishing and		Strategic
	Retail Services	Variable Print	Services	International	Corporate	Consolidated

For the Three Months Ended March 31, 2015
Net sales	$ 573.8	$ 948.8	$ 667.3	$ 556.2	$ --	$ 2,746.1
Income (loss) from operations	11.8	66.2	55.0	12.1	(29.5)	115.6
Operating margin %	2.1%	7.0%	8.2%	2.2%	nm	4.2%

Non-GAAP Adjustments
Restructuring charges - net	3.9	3.3	2.1	7.9	0.6	17.8
Impairment charges - net	(0.4)	1.3	--	(0.2)	--	0.7
Other charges	0.8	0.4	0.1	--	--	1.3
Acquisition-related expenses	--	--	--	--	10.5	10.5
Total Non-GAAP adjustments	4.3	5.0	2.2	7.7	11.1	30.3

Non-GAAP income (loss) from operations	$ 16.1	$ 71.2	$ 57.2	$ 19.8	$ (18.4)	$ 145.9
Non-GAAP operating margin %	2.8%	7.5%	8.6%	3.6%	nm	5.3%

Depreciation and amortization	34.3	39.0	17.4	21.7	1.0	113.4
Non-GAAP Adjusted EBITDA	$ 50.4	$ 110.2	$ 74.6	$ 41.5	$ (17.4)	$ 259.3
Non-GAAP Adjusted EBITDA margin %	8.8%	11.6%	11.2%	7.5%	nm	9.4%

Capital expenditures	$ 12.5	$ 9.5	$ 11.9	$ 12.2	$ 2.4	$ 48.5

For the Three Months Ended March 31, 2014
Net sales	$ 642.7	$ 792.1	$ 619.7	$ 619.3	$ --	$ 2,673.8
Income (loss) from operations	9.9	27.7	55.4	30.2	(27.2)	96.0
Operating margin %	1.5%	3.5%	8.9%	4.9%	nm	3.6%

Non-GAAP Adjustments
Restructuring charges - net	2.3	12.0	1.5	1.6	0.6	18.0
Impairment charges - net	2.2	4.5	--	--	--	6.7
Other charges	16.3	4.1	0.1	--	--	20.5
Acquisition-related expenses	--	--	--	0.2	7.5	7.7
Purchase accounting inventory adjustment	--	12.1	--	--	--	12.1
Total Non-GAAP adjustments	20.8	32.7	1.6	1.8	8.1	65.0

Non-GAAP income (loss) from operations	$ 30.7	$ 60.4	$ 57.0	$ 32.0	$ (19.1)	$ 161.0
Non-GAAP operating margin %	4.8%	7.6%	9.2%	5.2%	nm	6.0%

Depreciation and amortization	37.7	35.1	16.1	24.9	1.7	115.5
Non-GAAP Adjusted EBITDA	$ 68.4	$ 95.5	$ 73.1	$ 56.9	$ (17.4)	$ 276.5
Non-GAAP Adjusted EBITDA margin %	10.6%	12.1%	11.8%	9.2%	nm	10.3%

Capital expenditures	$ 11.9	$ 10.4	$ 9.9	$ 12.0	$ 4.8	$ 49.0

nm Not meaningful

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions)

	2015	2014

Net earnings (loss)	$ 11.9	$ (33.2)
Adjustment to reconcile net earnings (loss) to net cash used in operating activities	144.8	198.8
Changes in operating assets and liabilities	(292.7)	(231.8)
Pension and other postretirement benefits plan contributions	(8.3)	(14.2)
Net cash used in operating activities	$ (144.3)	$ (80.4)

Capital expenditures	(48.5)	(49.0)
All other cash provided by (used in) investing activities	2.8	(378.4)
Net cash used in investing activities	$ (45.7)	$ (427.4)

Net cash used in financing activities	$ (47.6)	$ (196.8)

Effect of exchange rate on cash and cash equivalents	(21.6)	(15.4)

Net decrease in cash and cash equivalents	$ (259.2)	$ (720.0)

Cash and cash equivalents at beginning of period	527.9	1,028.4

Cash and cash equivalents at end of period	$ 268.7	$ 308.4

Additional Information:
	2015	2014
For the Three Months Ended March 31:
Net cash used in operating activities	$ (144.3)	$ (80.4)
Less: capital expenditures	48.5	49.0
Free cash flow	$ (192.8)	$ (129.4)

R.R. Donnelley & Sons Company
Reconciliation of Reported to Pro Forma Net Sales
For the Three Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Three Months Ended March 31, 2015
Publishing and Retail Services	$ 573.8	$ --	$ 573.8
Variable Print	948.8	--	948.8
Strategic Services	667.3	--	667.3
International	556.2	--	556.2
Consolidated	$ 2,746.1	$ --	$ 2,746.1

For the Three Months Ended March 31, 2014
Publishing and Retail Services	$ 642.7	$ --	$ 642.7
Variable Print	792.1	149.4	941.5
Strategic Services	619.7	1.1	620.8
International	619.3	2.3	621.6
Consolidated	$ 2,673.8	$ 152.8	$ 2,826.6

Net sales change
Publishing and Retail Services	(10.7%)		(10.7%)
Variable Print	19.8%		0.8%
Strategic Services	7.7%		7.5%
International	(10.2%)		(10.5%)
Consolidated	2.7%		(2.8%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			---%
Variable Print			(0.3%)
Strategic Services			(0.6%)
International			(8.1%)
Consolidated			(2.0%)

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(2.9%)
Variable Print			0.3%
Strategic Services			---%
International			0.1%
Consolidated			(0.5%)

Year-over-year impact of dispositions (2)
Publishing and Retail Services			---%
Variable Print			---%
Strategic Services			(0.2%)
International			(1.7%)
Consolidated			(0.4%)

Net organic sales change (3)
Publishing and Retail Services			(7.8%)
Variable Print			0.8%
Strategic Services			8.3%
International			(0.8%)
Consolidated			0.1%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2015 and 2014 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2014 for the purposes of this schedule.
There were no acquisitions during the three months ended March 31, 2015.
For the three months ended March 31, 2014, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1) Adjusted for net sales of acquired businesses: Consolidated Graphics, MultiCorpora and Esselte
(2) Adjusted for net sales of disposed businesses: Journalism Online, RR Donnelley Argentina S.A. and Office Tiger Global Real Estate Service Inc.
(3) Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended March 31, 2015 and 2014
(UNAUDITED)
(in millions)

	For the Twelve
	Months Ended	For the Three Months Ended
	March 31, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

GAAP net earnings attributable to RR Donnelley common shareholders	$ 168.7	$ 22.3	$ 19.5	$ 62.2	$ 64.7

Adjustments
Income (loss) attributable to noncontrolling interests	(2.8)	(10.4)	4.1	2.6	0.9
Income tax expense (benefit)	56.2	6.4	(25.4)	35.7	39.5
Interest expense - net	280.1	69.0	69.1	71.2	70.8
Investment and other expense - net	33.3	28.3	0.7	2.0	2.3
Depreciation and amortization	471.9	113.4	117.0	119.6	121.9
Restructuring, impairment and other charges - net (1)	108.3	19.8	45.8	19.9	22.8
Acquisition-related expenses (2)	11.4	10.5	0.4	--	0.5
Pension settlement charges (3)	95.7	--	95.7	--	--
Purchase accounting inventory adjustment (4)	2.2	--	--	--	2.2
Total Non-GAAP adjustments	1,056.3	237.0	307.4	251.0	260.9

Non-GAAP adjusted EBITDA	$ 1,225.0	$ 259.3	$ 326.9	$ 313.2	$ 325.6

Net sales	$ 11,675.7	$ 2,746.1	$ 3,069.3	$ 2,957.8	$ 2,902.5
Non-GAAP adjusted EBITDA margin %	10.5%	9.4%	10.7%	10.6%	11.2%

	For the Twelve
	Months Ended	For the Three Months Ended
	March 31, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$ 155.1	$ (29.0)	$ 104.0	$ 14.7	$ 65.4

Adjustments
Income (loss) attributable to noncontrolling interests	4.6	(4.2)	4.4	3.3	1.1
Income tax expense (benefit)	(45.3)	(23.5)	(62.0)	5.0	35.2
Interest expense - net	269.6	71.0	67.5	65.6	65.5
Investment and other expense (income) - net	28.5	4.6	18.2	(0.3)	6.0
Loss on debt extinguishment (5)	123.4	77.1	--	46.3	--
Depreciation and amortization	437.7	115.5	104.9	106.3	111.0
Restructuring, impairment and other charges - net (1)	156.0	45.2	52.9	38.1	19.8
Acquisition-related expenses (2)	12.6	7.7	3.7	1.1	0.1
Purchase accounting inventory adjustment (4)	12.1	12.1	--	--	--
Total Non-GAAP adjustments	999.2	305.5	189.6	265.4	238.7

Non-GAAP adjusted EBITDA	$ 1,154.3	$ 276.5	$ 293.6	$ 280.1	$ 304.1

Net sales	$ 10,615.6	$ 2,673.8	$ 2,755.3	$ 2,614.9	$ 2,571.6
Non-GAAP adjusted EBITDA margin %	10.9%	10.3%	10.7%	10.7%	11.8%

(1) Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of goodwill, intangible assets and other long-lived assets.

(2) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(3) Pension settlement charges: Pre-tax charges recognized for pension lump-sum settlement payments.

(4) Purchase accounting inventory adjustments: Recognition of charges as a result of inventory purchase accounting adjustments.

(5) Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the termination of the previous Credit Agreement (as defined below).

R.R. Donnelley & Sons Company
Debt and Liquidity Summary
As of March 31, 2015 and 2014 and December 31, 2014
(UNAUDITED)
(in millions)

Total Liquidity (1)		March 31, 2015	December 31, 2014	March 31, 2014
Cash (2)		$ 268.7	$ 527.9	$ 308.4
Amount available under the Credit Agreement (3)		991.7	1,262.7	1,044.8
		1,260.4	1,790.6	1,353.2

Usage
Borrowings under credit agreement (3)		--	--	10.0
Impact on availability related to outstanding letters of credit		--	--	--

Net Available Liquidity		$ 1,260.4	$ 1,790.6	$ 1,343.2

Short-term and current portion of long-term debt		$ 203.3	$ 203.4	$ 278.3
Long-term debt		3,431.0	3,429.1	3,627.2
Total debt		$ 3,634.3	$ 3,632.5	$ 3,905.5

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2015 and 2014 and the year ended December 31, 2014		$ 1,225.0	$ 1,242.2	$ 1,154.3

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)		3.0x	2.9x	3.4x

(1) Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.

(2) Approximately 76% of cash as of March 31, 2015, 88% of cash as of December 31, 2014 and 86% of cash as of March 31, 2014 was located outside of the U.S. The Company's foreign subsidiaries are expected to make approximately $250.0 million in payments in 2015 and future years in satisfaction of intercompany obligations. Certain other cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.

(3) The Company has a $1.5 billion senior secured revolving credit agreement (the "Credit Agreement") which expires September 9, 2019. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, as defined and calculated pursuant to the Credit Agreement. There were no borrowings under the Credit Agreement as of March 31, 2015. Based on the Company's results of operations for the twelve months ended March 31, 2015 and existing debt, the Company would have had the ability to utilize approximately $1.0 billion of the $1.5 billion Credit Agreement and not have been in violation of the terms of the agreement.

	March 31, 2015	December 31, 2014	March 31, 2014
Stated amount of the Credit Agreement	$ 1,500.0	$ 1,500.0	$ 1,150.0
Less: availability reduction from covenants	508.3	237.3	105.2
Total amount available	991.7	1,262.7	1,044.8

Less: borrowings under the Credit Agreement	--	--	10.0
Impact on availability related to outstanding letters of credit	--	--	--
Availability under the Credit Agreement	$ 991.7	$ 1,262.7	$ 1,034.8

CONTACT: Investors:
         Dave Gardella
         SVP, Investor Relations
         312.326.8155
         david.a.gardella@rrd.com